                                                                   Exhibit 10.54

                           LONGSTREET ASSOCIATES L.P.


                                                  LANDLORD


                                       AND


                              RSL COM U.S.A., INC.


                                                  TENANT


                                      LEASE

                         Dated: As of January 15, 1997

                                      INDEX

ARTICLE                                                                    Page
-------                                                                    ----
 1        Demise, Premises, Term, Rents ..............................       1
 2        Use ........................................................       2
 3        Condition of the Demised Premises ..........................       4
 4        Real Estate Taxes ..........................................       5
 5        Operating Costs ............................................       7
 6        Subordination, Attornment, Notice to
            Lessors and Mortgages ....................................       9
 7        Quiet Enjoyment ............................................      10
 8        Assignment, Mortgaging, Subletting .........................      10
 9        Compliance with Laws and Requirements
            of Public Authorities ....................................      16
10        Insurance ..................................................      18
11        Rules and Regulations ......................................      20
12        Tenant's Changes ...........................................      21
13        Tenant's Property ..........................................      24
14        Repairs and Maintenance ....................................      24
15        Electrical Energy ..........................................      25
16        Heat, Ventilation and Air Conditioning .....................      27
17        Landlord's Other Services ..................................      28
18        Access, Changes in Building Facilities, Name ...............      30
19        Shoring, Notice of Accidents, etc ..........................      31
20        Non-Liability and Indemnification ..........................      32
21        Destruction or Damage ......................................      33
22        Eminent Domain .............................................      35
23        Surrender ..................................................      37
24        Conditions of Limitation ...................................      38
25        Re-entry by Landlord - Default Provisions ..................      39
26        Damages ....................................................      40
27        Waivers ....................................................      42
28        No Other Waivers or Modifications ..........................      42
29        Curing Tenant's Defaults ...................................      43
30        Consents ...................................................      44

31        Notices ....................................................      45
32        Informal Arbitration .......................................      45
33        Formal Arbitration .........................................      46
34        Estoppel Certificate .......................................      48
35        No Other Representations, Construction, Governing Law ......      48
36        Parties Bound ..............................................      49
37        Certain Definitions and Constructions ......................      49
38        Vaults, Vault Space, etc ...................................      52
39        Brokerage ..................................................      52
40        Failure to Deliver Possession ..............................      52
41        Miscellaneous ..............................................      53
42        Tenant's Termination Option ................................      53

EXHIBITS

Exhibit "A" -- Floor Plan

Exhibit "B" -- Rules and Regulations

Exhibit "C" -- Cleaning Specifications

          LEASE, dated as of January 15, 1997, between LONGSTREET ASSOCIATES L.P., a New York limited partnership, having an office for the conduct of business c/o Corporate Property Investors, 305 East 47th Street, New York, New York 10017 ("Landlord"), and RSL COM U.S.A., INC., a corporation organized under the laws of Delaware, qualified to conduct business in New York State, with an office for the conduct of business at 767 Fifth Avenue, New York, New York 10153 ("Tenant")

                              W I T N E S S E T H:

                                    ARTICLE 1

                          Demise, Premises, Term, Rents

          1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building situated on the block bounded by Fifth Avenue, 59th Street, Madison Avenue and 58th Street, in the Borough of Manhattan, City, County and State of New York and known by the street address 767 Fifth Avenue (the "Building"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereto expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

          1.02. The premises hereby leased to Tenant consist of approximately 2,589 square feet of rentable area located on the sixth (6th) floor of the Building as more particularly outlined on the floor plan annexed hereto as Exhibit "A". Said premises constitute and are hereinafter referred to as the "Demised Premises".

          1.03. The term of this Lease (the "Term") shall commence on January 15, 1997 (the "Commencement Date") and shall end at noon on January 31, 2002 (the "Expiration Date") or shall end on such earlier date upon which the Term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

          1.04. Tenant shall pay to Landlord without notice or demand and without abatement, deduction or set-off, in lawful money of the United States of America, at the office of Landlord or at such other place as Landlord may designate, the Fixed Rent and "Additional Rent" (as defined below) reserved under this Lease for each year of the Term, which payments shall consist of:

                 (A) Fixed Rent ("Fixed Rent") of One Hundred Ten Thousand Thirty Two and 50/100 Dollars ($110,032.50) per year, and

                 (B) Additional Rent ("Additional Rent") consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder, payable in monthly installments in advance, unless specifically provided herein to the contrary, on the first day of each and every calendar month during the Term.

          1.05. All apportionments, allocations, reductions and abatements of Fixed Rent and/or Additional Rent (Fixed Rent and Additional Rent being hereinafter referred to collectively as "Rent(s)") or credits against Rents provided in this Lease to be made with respect to any portion (including any remainder) of the Demised Premises shall be determined by application of the ratio of the rentable area of such portion to the rentable area of the Demised Premises, or by application of per square foot amounts where such per square foot amounts specifically are set forth in this Lease. Any proration of Rent or credits provided for in this Lease and any refunds or credit against Rents then or thereafter due, for overpayment of Rents or payment or Rents due or accrued (as the case may be) shall be made within twenty (20) days after demand, except where otherwise expressly set forth in this Lease.

          1.06. Tenant shall pay Fixed Rent and Additional Rent herein reserved promptly as and when the same shall become due and payable. If the Commencement Date shall occur on a day other than the first day of a calendar month, Fixed Rent and Additional Rent for such calendar month shall be prorated for the period from the Commencement Date to the last day of the said calendar month and shall be due and payable on the Commencement Date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first full calendar monthly installment of Fixed Rent on the execution of this Lease.

          1.07. Landlord shall have the same remedies for any default in the payment of any installment or item of Additional Rent as is provided hereunder for any default in the payment of Fixed Rent.

                                    ARTICLE 2

                                       Use

          2.01. Tenant shall use and occupy the Demised Premises for executive offices, administrative offices and/or general offices for the conduct of its business, but not any business prohibited by Section 2.02, and for no other purpose.

          2.02. The use of the Demised Premises for the purposes specified in
Section 2.01 shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Demised Premises or any part thereof for:

                 (A) any sale or display of trucks, passenger cars or similar vehicles, major household appliances, diesel engines, locomotives, and earth moving or off-the-road equipment;

                 (B) sale of, or traffic in, any spiritous liquors, wines, ale or beer kept in the Demised Premises, except as incidental to the service of food to its officers, employees and guests in its dining facilities in the Demised Premises and as may be approved by Landlord;

                 (C) sale at retail of any other products or materials kept in the Demised Premises, by vending machines or otherwise, or demonstrations to the public, except, upon the prior written approval of Landlord, for the sale of candy, coffee, cigarettes, sandwiches and soda by vending machines to those employees of Tenant who are employed at the Demised Premises;

                 (D) manufacturing, printing or electronic data processing, except, subject to the provisions of this Lease, the operation of normal business office reproducing and printing equipment, electronic data processing equipment and other business machines for Tenant's own requirements or for the requirements of Tenant and others engaged in joint operation of such equipment and machines (as distinguished from operation for commercial hire or for sale of the products thereof to others);

                 (E) the rendition of medical, dental, or other diagnostic or therapeutic services, but the foregoing restriction shall not be deemed to preclude Tenant's employment of a resident nurse for consulting or emergency services for Tenant's employees normally working at the Demised Premises;

                 (F)  the conduct of a public auction of any kind;

                 (G) the conduct of a banking, trust company, savings bank, safe deposit, savings and loan association, or loan company business (except for the conduct of benefit plans limited to Tenant's employees, which in that event could include a credit union);

                 (H) the issuance and sale of traveler's checks, foreign drafts, letters of credit, foreign exchange or domestic money orders (except as is incidentally required in the conduct of Tenant's normal business activity);

                 (I) the receipt of money for transmission (except as is incidentally required in the conduct of Tenant's normal business activity)

                 (J) a restaurant, bar, or the sale of confectionery, candy, tobacco, newspapers, magazines, soda beverages, sandwiches, ice cream, baked goods or similar items, or the preparation, dispensing or consumption of food and beverages in any manner whatsoever (except as is otherwise specifically permitted hereunder or approved in writing by Landlord) ; or

                 (K) the conduct or maintenance of any gambling or gaming activities or any political activities or any club activities, whether private or public.

          2.03. Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way
(i) violate any of the provisions of any grant, lease or mortgage to which this Lease is subordinate, (ii) violate any laws or requirements of public authorities (subject to the right to contest such laws or requirements as provided in Section 9.01), (iii) make void or voidable any fire or liability insurance policy then in force with respect to the Building, (iv) make unobtainable from reputable insurance companies authorized to do business in New York State at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate, (v) cause or in Landlord's reasonable opinion be likely to cause physical damage to the Building or any part thereof, (vi) constitute a public or private nuisance, (vii) impair, in the sole opinion of Landlord, the appearance, character or reputation of the Building, (viii) discharge objectionable fumes, vapors or odors into the Building air-conditioning system or into Building flues or vents not designated to receive such fumes, vapors or odors, or otherwise discharge same in such manner as may unreasonably offend other tenants or occupants of the Building, (ix) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air-conditioning or other servicing of the Building or the Demised Premises, or impair or interfere with or tend to impair or interfere with, the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, the determination of any such impairment or interference to be in the sole judgment of Landlord, or (x) cause Tenant to default in any of its other obligations under this Lease. The provisions of this Section, and the application thereof, shall not be deemed to be limited in any way to or by the provisions of any of the following Sections of this Article or any of the Rules and Regulations referred to in Article 11 or Exhibit "B" attached hereto, except as may therein be expressly otherwise provided.

          2.04. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Tenant affect Tenant's obligations hereunder.

          2.05. Landlord shall secure a Certificate of Occupancy for the Demised Premises which will allow Tenant to use the Demised Premises for the primary purposes permitted by Section 2.01. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building. Landlord shall not knowingly and willingly do or permit anything to be done which will result in a change in such Certificate of Occupancy with respect to the Demised Premises such as would prohibit Tenant's use of the Demised Premises for the uses permitted under Section 2.01 hereof without Tenant's written consent.

          2.06 Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Landlord reserves the right to prescribe the weight and position of all safes and vaults which must be placed by Tenant, such placement to be made at Tenant's sole expense. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's sole expense, in such manner as shall be sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

                                    ARTICLE 3

                        Condition of the Demised Premises

          3.01. Tenant acknowledges that it has inspected the Demised Premises and agrees to take the whole of the Demised Premises "as is", without any work being done thereon by Landlord and without any obligation upon Landlord to make any contribution toward or to assume the performance of any "Tenant's Changes" (as such term is hereinafter defined) necessary to make the Demised Premises ready for occupancy by Tenant. Tenant does hereby assume the full obligation to pay all costs and expenses which may be incurred in order to make the Demised Premises ready for occupancy by Tenant.

          3.02. On the Commencement Date it shall be conclusively presumed that the approximate rentable area of the Demised Premises as stated in Section 1.02 is correct.

                                    ARTICLE 4

                               Real Estate Taxes

          4.01. As used herein:

                 (A) "Base Year Taxes" shall mean the average of (i) Taxes (hereinafter defined) for the twelve (12) calendar month period commencing July 1, 1996, and (ii) Taxes for the twelve (12) calendar month period commencing July 1, 1997 (the twelve (12) calendar month period commencing January 1, 1997 being hereinafter referred to as the "Base Tax Year")

                 (B) "Tax Year" shall mean the twelve (12) month period commencing July 1, 1996 and ending June 30, 1997 and each twelve (12) month period thereafter any portion of which occurs during the term of this Lease.

                 (C) "Taxes" shall mean the real estate taxes, assessments, special assessments, water rates, sewer rents and other governmental charges of like kind or nature, now or hereafter in effect, levied or imposed by any governmental authority upon the Building and/or the land on which the Building is located (the "Land") and paid by Landlord, but such term shall not include, except as provided in the sentence next following, any income, franchise, transfer, inheritance, capital stock or other like tax. If at any time during the Term the methods of taxation prevailing at the commencement of the Term shall be altered so that in lieu of, or as an addition to, or as a substitute for, the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed, (i) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rent payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof; provided, however, that the amount of such tax, assessment, levy, imposition or charge or part thereof deemed to be included in the term "Taxes" shall be determined as if the Building and the Land were the only assets of Landlord and as if the Rent were the only income of Landlord. If there are any special assessments that are payable over a period of time extending beyond the Term, only a pro rata portion thereof, covering the portion of the Term unexpired at the time of the imposition of such assessment, shall be included in Taxes. If, by law, any assessment may be paid in installments, then, for the purposes hereof, (A) such assessment shall be deemed to have been payable in the maximum number of installments permitted by law and (B) there shall be included in Taxes for each Tax Year in which such installments may be paid, the installments of such assessment becoming payable during such Tax Year, together with any interest payable during such Tax Year.

                 (D) "Tenant's Proportionate Share" shall mean .1581%, .1581% being the proportion which the rentable area of the Demised Premises, which for purposes of this Lease shall be deemed to be 2,589 square feet, bears to the rentable area of the Building, which for purposes of this Lease shall be deemed to be 1,637,379 square feet.

          4.02. (A) If Taxes in any Tax Year shall increase above Base Year Taxes, then Tenant shall pay as Additional Rent

Tenant's Proportionate Share of such increase. With reasonable promptness after Taxes for each Tax Year become known, Landlord shall render to Tenant a comparative statement showing Taxes for the Base Tax Year, the amount of the Taxes for such Tax Year and the amount of Additional Rent payable by Tenant in respect of any increase in Taxes, setting forth in such comparative statement the computation of Additional Rent. If Taxes for any Tax Year, or the assessment upon which the Taxes are based, shall be reduced, Tenant shall pay to Landlord Tenant's Proportionate Share of the amount of Landlord's costs and expenses including, without limitation, attorneys' fees and disbursements, incurred in connection with obtaining such reduction, within ten (10) days of receipt of a written demand therefor.

                 (B) If Base Year Taxes are reduced, Landlord shall have the right to recalculate Tenant's Proportionate Share of the increase of Taxes over Base Year Taxes as the same have been reduced. Tenant shall pay the amount of any adjustment, with respect to the monthly installment(s) of Additional Rent already paid by Tenant, within forty-five (45) days after receipt of a demand from Landlord therefor, which demand shall be accompanied by a copy of the reduced tax bill together with Landlord's computation of the adjustment. All monthly payments of Additional Rent due after said adjustment shall be based upon the reduced Base Year Taxes.

                 (C) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and the Building. Nothing herein shall obligate Landlord to institute any proceeding for the reduction of Taxes or the assessed valuation of the Land and the Building. If Landlord shall receive any refund for any Tax Year in which Tenant has paid Tenant's Proportionate Share of any increase in Taxes over Base Year Taxes, Landlord shall promptly rebate to Tenant Tenant's Proportionate Share of such refund and any interest paid thereon, after deducting from such refund the reasonable costs and expenses, including, without limitation, attorneys' fees and disbursements incurred in connection with obtaining such refund if Tenant has not already paid same pursuant to Section 4.02(A) above.

                 (D) No right of Tenant to receive a payment from Landlord pursuant to this Article shall entitle Tenant to an offset against any installment of Fixed Rent or Additional Rent due and payable pursuant to the provisions of this Lease.

          4.03. (A) Whenever Additional Rent shall be payable pursuant to the provisions of this Article, the same shall be payable in equal monthly installments commencing with the monthly installment due after the rendering of the comparative statement by Landlord as provided in Section 4.02(A) hereof.

                 (B) If the final Tax Year is less than twelve (12) months, any Additional Rent for such final Tax Year shall be determined on a pro rata basis.

          4.04. Every statement given by Landlord pursuant to this Article shall be conclusive and binding upon Tenant unless within forty-five (45) days after the receipt of such statement Tenant shall give notice to Landlord in the manner hereinafter provided that it disputes the correctness thereof, specifying the particular respect in which the statement is claimed to be incorrect. After expiration of the aforesaid forty-five (45) day period, if such notice has not been given to Landlord by Tenant as required hereunder, Tenant shall have waived its rights in connection therewith and no claim may be made, nor any action commenced, by Tenant in any court with respect to any matters covered by such statement. If Tenant gives Landlord timely notice and the parties are thereafter unable to resolve such dispute within thirty (30) days, then the dispute shall be resolved by informal arbitration pursuant to Article
32. Pending the determination of such dispute, Tenant shall pay Additional Rent as provided herein in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of Additional Rent resulting from the compliance with Landlord's statement. Landlord agrees to grant Tenant reasonable access to the portions of Landlord's books and records pertaining to the items referred to in this Article.

          4.05. Landlord's failure during the Term to prepare and deliver any estimates, statements or bills, or Landlord's failure to make a demand, under this Article, or any other provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any portion of Additional Rent which may become due pursuant to this Article. The liability of Tenant for the amounts due under this Article shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 5

                                 Operating Costs

          5.01. As used herein:

                 (A) "Lease Year" shall mean each consecutive calendar year during the Term commencing January 1, 1997.

                 (B) "Wage Rate" shall mean the minimum hourly wage rate, including adjustments of every kind and nature (including, without limitation, all sums paid for "Fringe Benefits", as hereinafter defined) prescribed for "Porters" (as hereinafter defined) for Class A office buildings (or any successor category), in effect with respect to January 1st of each year, pursuant to an agreement between the Realty Advisory Board on Labor Relations, Incorporated (the "Real Estate Advisory Board"), or any successor thereto, and the local of the Building Service Employees International Union, AFL-CIO (the "Union"), or any successor thereto, provided, however, that such Wage Rate shall be computed pursuant to Section 5.02 below; and provided, further, that if, at any time during the Term, no agreement exists, Wage Rate shall mean the average hourly wage rate, including adjustments of every kind and nature (including, without limitation, Fringe Benefits) actually payable to Porters by Landlord or the contractor performing services of the kind generally supplied by a Porter in the Building, or, if no Porters are employed at the Building, such rate for Porters employed at Class A office buildings, computed pursuant to Section 5.02 below.

                 (C) "Base Rate" shall mean the Wage Rate in effect as of January 1, 1997.

                 (D) "Rentable Area of the Demised Premises" shall mean 2,589 square feet.

                 (E) "Porters" shall mean those employees designated as "Class A
- Others" in the Commercial Building Agreement between the Realty Advisory Board and the Union, who have been employed for ten (10) years or more, or, failing such classification in any subsequent Agreement, the most nearly comparable classification in such Agreement.

                 (F) "Fringe Benefits" shall mean all sums directly or indirectly paid during each Lease Year for so-called "fringe benefits", including, without limitation, the costs of (i) pensions, welfare funds, training funds and dues, (ii) social security, vacations, sick pay, holidays, jury duty, medical checkup, lunch time, relief time and other paid time off, and
(iii) unemployment, worker's compensation, disability benefits, health, life, accident and other types of insurance.

          5.02. The Wage Rate, Base Rate and/or the cost of Fringe Benefits on each applicable occasion pursuant to this Lease, shall be calculated on the basis of the minimum number of hours that Porters may be required to work under the union agreement. For example, if the union agreement is predicated on a 2,080 hour work year (40 hours x 52 weeks) and provides that Porters shall be paid for the following time during which they are not actually required to work:
Vacation - 120 hours; Holidays - 88 hours; Birthday - 8 hours; Medical Checkup - 16 hours; Sick Days - 80 hours; Disaster Day - 8 hours; and Relief Time - 147 hours; totaling 467 hours, then the Wage Rate and the Base Rate and the cost of Fringe Benefits shall be calculated on the basis of 1,613 hours (2,080 hours less 467 hours), the amount of hours that the contract requires Porters actually work.

          5.03. If, in any Lease Year during the Term, the Wage Rate shall exceed the Base Rate, Tenant shall pay as Additional Rent an amount equal to the sum obtained by multiplying the Rentable Area of the Demised Premised by the product of (x) .75 and (y) the number of cents by which the Wage Rate exceeds the Base Rate (i.e., .75 multiplied by the number of cents, including any fraction of a cent of any increase in such hourly rate multiplied by 2,589 square feet). Landlord shall give Tenant a written statement of each increase in the Wage Rate and the determination of the Additional Rent resulting therefrom. If the final Lease Year extends beyond the Term, the amounts payable pursuant to this Section 5.04 shall be determined on a pro rata basis.

          5.04. (A) The amount of Additional Rent payable pursuant to Section
5.03 shall be fixed as of the effective date of such increase or decrease in the Wage Rate, and Tenant shall pay in equal monthly installments one-twelfth (1/12th) of the amount of such adjustment until a new adjustment becomes effective pursuant to the terms of this Article. If the adjustment in the Additional Rent pursuant to Section 5.03 affects months for which Tenant has already paid the monthly installment of Additional Rent, the amount of the increase for such months shall be paid by Tenant to Landlord, as Additional Rent, within thirty (30) days of receipt of the statement referred to in Section
5.03 hereof.

                 (B) Any such adjustment for less than a year or for less than a month shall be determined on a pro rata basis.

          5.05. Anything in this Article to the contrary notwithstanding, under no circumstances shall the Fixed Rent payable under this Lease be less than the Fixed Rent set forth in Article 1 hereof.

          5.06. Landlord's failure during the Term to prepare and deliver any estimates, statements or bills, or Landlord's failure to make a demand under this Article, or any other provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any portion of Additional Rent which may have become due during the Term pursuant to this Article. Tenant's liability for the amount due under this Article shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 6

          Subordination, Attornment, Notice to Lessors and Mortgages

          6.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all present and future ground leases, overriding leases and underlying leases and/or grants of term of the Land and/or the Building or the portion thereof in which the Demised Premises are located in whole or in part now or hereafter existing and to all mortgages and building loan agreements, including leasehold mortgages and building loan agreements, which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any such instrument for and on behalf of Tenant. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is hereinafter sometimes called a "lessor".

          6.02. Landlord hereby notifies Tenant that this Lease may not be modified or amended so as to reduce the Rents, shorten the Term, or adversely affect in any other respect to any material extent the rights of the Landlord hereunder, or be canceled or surrendered without the prior written consent of each superior lessor and each superior mortgagee in each instance, except that said consent shall not be required for the institution or prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

          6.03. This Lease shall not terminate or be terminable by Tenant by reason of any termination of any superior lease, by summary proceedings, or otherwise, unless lessor under the terminated superior lease shall elect in connection therewith to terminate this Lease and the right of Tenant to possession of the Demised Premises. Tenant agrees, without further instruments of attornment in such case, to attorn to such lessor, to waive the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event such superior lease is terminated, and that unless and until said lessor shall elect to terminate this Lease and extinguish the leasehold estate demised hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding or termination, and Tenant shall take no steps to terminate this Lease without giving written notice to such lessor, and a reasonable opportunity to cure (without such lessor being obligated to cure), any default on the part of the Landlord under this Lease.

          6.04. Landlord represents that granting of this Lease is not in contravention of the ground lease and superior mortgages and superior leases existing at the date of this Lease, and further represents that as of the date of the execution and delivery of this Lease, no notices of default under the ground lease, superior mortgages or superior leases have issued as would subject this Lease to any adverse proceedings on the part of lessor under the ground lease or the said mortgagee or mortgagees under the superior mortgages or the said lessor or lessors under the superior leases.

          6.05. If the holder of any superior mortgage, or anyone claiming by, through or under such holder, shall become the lessee under the ground lease as a result of foreclosure of the superior mortgage, or by reason of an assignment of the lessee's interest under the ground lease and the giving of a deed to the Building in lieu of foreclosure, there shall be no obligation on the part of such person succeeding to the interest of the lessee under the ground lease to comply with, observe or perform any obligations as sublessee, tenant or landlord under any superior lease.

                                    ARTICLE 7

                                 Quiet Enjoyment

          7.01. Landlord covenants that if, and so long as, Tenant pays all of the Fixed Rent and Additional Rent due hereunder, and keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to the ground leases and/or underlying or overriding leases and/or grants of terms and/or mortgages to which this Lease is subject and subordinate, as hereinbefore set forth.

                                    ARTICLE 8

                       Assignment, Mortgaging, Subletting

          8.01. Neither this Lease, nor the Term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant by operation of law or otherwise, and neither the Demised Premises, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article.

          8.02. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 8.01, or the acceptance of the assignee, subtenant or occupant as tenant; or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to the assignment, mortgaging, subletting or use or occupancy by others shall not in any wise be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article. References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants, but as including also licensees and others claiming under or through Tenant, immediately or remotely.

          8.03. If Tenant shall desire to assign its interest in this Lease, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee; (ii) the terms and conditions of the proposed assignment including the effective date of the assignment; (iii) the nature and character of the business of the proposed assignee and of its proposed use of the Demised Premises; and (iv) current financial information and any other information Landlord may reasonably and promptly request with respect to the proposed assignee. Landlord may then, by notice to such effect given to Tenant within thirty (30) days after receipt of Tenant's request elect to terminate this Lease effective as of the proposed effective date of the assignment (the "Termination Date"). Tenant shall then vacate and surrender the Demised Premises on or before the Termination Date and the term of this Lease shall end on the Termination Date as if it were the Expiration Date. If Landlord has not exercised its option to terminate the Lease pursuant to the preceding sentence, and if in the reasonable judgment of Landlord, the proposed assignee has a financial standing, is of a character and engaged in a business such as are in keeping with the standards of Landlord in those respects for the Building, then Landlord shall not withhold its consent to the proposed assignment. Tenant shall reimburse Landlord for any reasonable costs that may be incurred by Landlord in connection with the assignment, including, without limitation, the cost of making investigations as to the acceptability of the proposed assignee. If Tenant is a corporation, Tenant shall have the privilege, without the consent of Landlord, to assign its interest in this Lease to any corporation which is a successor to Tenant either by merger or consolidation. No assignment shall be valid unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord (i) a duplicate original instrument of assignment in form and substance satisfactory to Landlord, duly executed by Tenant, and (ii) an instrument in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. Anything in this Section 8.03 to the contrary notwithstanding, a transfer of control of shares of Tenant (if

Tenant is a corporation or trust) or a transfer of a majority of the total interest in Tenant (if Tenant is a partnership) shall be deemed an assignment of this Lease and shall be subject to all of the provisions of this Article, including, without limitation, the requirement that Tenant obtain Landlord's prior consent thereto. The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

          8.04. Notwithstanding anything contained in Sections 8.01 and 8.02 hereof, in the event that at any time or from time to time prior to or during the Term, Tenant desires to sublet all or any part of the Demised Premises, Tenant (a) shall give written notice to Landlord ("Tenant's Subletting Notice") specifying the term of the proposed subletting, the area so proposed to be sublet, the proposed commencement date for said subletting, and the rent and additional rent payable thereunder, (b) shall be deemed to have granted Landlord the option to sublet from Tenant such space so proposed to be sublet upon the covenants, agreements, terms, provisions and conditions hereinafter set forth,
(c) shall not offer such space for subletting to anyone other than Landlord until thirty (30) days have elapsed after the receipt of such notice by Landlord. Such option on the part of Landlord to sublet from Tenant such space so proposed to be sublet shall be exercisable by Landlord in writing during said period of thirty (30) days referred to in clause (c) of the preceding sentence and the term of the sublet shall commence on the proposed commencement date of the proposed subletting as set forth in Tenant's notice.

          In the event Landlord exercises Landlord's option to sublet such space, such sublease by Tenant to Landlord shall be at an annual fixed rent equal to the lesser of (i) Fixed Rent and Additional Rent as provided in this Lease for the entire Demised Premises or equal to an equitable apportionment of such Fixed Rent and Additional Rent if such sublease shall cover less than the whole of the Demised Premises, or (ii) the rent and additional rent payable under the proposed sublease, and shall be for the same term as that of the proposed subletting, and it is hereby expressly agreed that:

                 (1) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are not relevant or applicable, and except as is otherwise expressly set forth to the contrary in this Section;

                 (2) Such sublease to Landlord shall give Landlord the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease;

                 (3) Such sublease to Landlord shall provide that any assignee or subtenant of Landlord may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations therein made by any assignee or subtenant of Landlord may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its sole expense, shall repair any damage and injury to such space so sublet caused by such removal; and

                 (4) Such sublease to Landlord shall also provide that the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties. Tenant covenants and agrees (a) that any such assignment or subletting by the subtenant may be for any purpose or purposes that Landlord, in Landlord's sole discretion, shall deem suitable or appropriate, except the conduct of a business directly competitive to Tenant, (b) that Tenant, at Tenant's sole expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord, and (c) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease, in its then existing condition, subject to the obligations of Landlord to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

          8.05. In the event Landlord does not exercise its option to so sublet such space, Landlord covenants not to unreasonably withhold its consent to Tenant's subletting of the space covered by Tenant's Subletting Notice, provided, however, that Landlord shall not, in any event, be obligated to consent to any such proposed subletting unless:

                 (1) The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are not relevant or applicable pursuant to the terms of Tenant's Subletting Notice and except that such sublease shall not be assigned nor the premises demised thereunder further sublet, in whole or in part, without the prior consent of Landlord;

                 (2) The aggregate rent and additional rent payable under the sublease shall in no event be less than, and all other terms and conditions shall be substantially the same as or more favorable to Tenant than the corresponding items in Tenant's Subletting Notice;

                 (3) Tenant shall furnish Landlord with the name and business address of the proposed subtenant, a counterpart of the proposed subleasing agreement, and satisfactory information with respect to the nature and character of the business of the proposed subtenant, together with current financial information and references reasonably satisfactory to Landlord;

                 (4) In the reasonable judgment of Landlord the proposed subtenant is of a character and engaged in a business such as are in keeping with the standard of Landlord in those respects for the Building;

                 (5) The purposes for which the proposed subtenant intends to use the portion of the Demised Premises to be sublet to it are uses expressly permitted by this Lease, and without limiting the generality of the foregoing, Tenant shall not be permitted to sublet to any company engaged in the business of manufacturing or selling passenger cars, trucks, or similar vehicles, major household appliance, diesel engines, locomotives and earth-moving or off-the-road equipment;

                 (6) Tenant shall not have (i) advertised or publicized in any way the availability of all or part of the Demised Premises without prior notice to and approval by Landlord, (ii) listed nor publicly advertised the Demised Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the Fixed Rent and Additional Rent then payable hereunder for such space; but the provisions of this Subsection shall not be deemed to prohibit Tenant from negotiating a sublease at a lesser rate of rent and consummating the same insofar as it may be permitted under the provisions of this Article;

                 (7) Such subletting will result in there being no more than five (5) occupants per floor of the Building, including the Tenant and all subtenants;

                 (8) The rental rate for such subletting is no less than the then going market rental rate (including Fixed Rent and Additional
          Rent) for comparable space in the Building (or if none is or has been currently leased or subleased, then comparable space in a comparable building in the City of New York); any dispute as to whether the proposed rental rate for such subletting is less than the said then going market rental rate shall be determined by informal arbitration pursuant to Article 32;

                 (9) Tenant shall reimburse Landlord for any reasonable costs that may be incurred by Landlord in connection with the said sublease, including, without limitation, the costs of making investigations as to the acceptability of a proposed subtenant, and legal costs incurred in connection with the granting of any requested consent; and

                 (10) The term of such sublease shall not be less than three (3) years.

          Notwithstanding anything to the contrary in this Article, if Landlord fails to exercise its option to sublet the space within the thirty (30) day period referred to in Section 8.04 and Tenant fails to enter into a sublease with a third party and obtain Landlord's consent, in accordance with this Article, within ninety (90) days thereafter, Tenant shall again comply with all the conditions of this Article, as if the notice and option referred to in this Article had not been given and the option rejected.

          8.06. With respect to each and every sublease or subletting authorized by the provisions of this Article, it is further agreed and understood between Landlord and Tenant as follows:

                 (1) The term of such subletting shall commence within thirty
          (30) days of the proposed commencement date as stated in Tenant's notice to Landlord pursuant to Section 8.04;

                 (2) No subletting shall be for a term ending later than one day prior to the Expiration Date and any proposed sublease or any renewal or extension thereof shall be deemed to be for a term which expires on a date one day prior to the Expiration Date or earlier termination of the term of this Lease, notwithstanding any other provision to the contrary in such sublease; and

                 (3) Upon the execution of any such sublease as may be authorized by this Article, Tenant shall promptly deliver to Landlord a duplicate original of each such sublease.

          8.07 If Tenant shall receive any consideration from its assignee, other than from an assignee for whom Landlord's approval is not required, for or in connection with the assignment of Tenant's interest in this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures or leasehold improvements, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of a ten years' straight line depreciation of same), Tenant shall account to Landlord therefor and shall pay over to Landlord one-half (1/2) of so much of such consideration as shall be paid to Tenant by the assignee after deduction therefrom of the reasonable costs and expenses of Tenant in making such assignment, such as reasonable brokers' and attorneys' fees. If Tenant shall sublet all or any portion of the Demised Premises to anyone for rents which for any period shall exceed the Fixed Rent and Additional Rent (or proportionate share thereof) payable under this Lease for the same period, Tenant shall pay Landlord, as Additional Rent hereunder, one-half (1/2) of any rents, additional charges or other consideration payable under the sublease to Tenant by the sublessee which is in excess of the proportionate share of the Fixed Rent and Additional Rent accruing during the term of the sublease in respect to the subleased portion of the Demised Premises pursuant to the terms hereof. The sums payable to Landlord upon such subletting shall consist of such excess less reasonable brokerage commissions, attorneys' fees and disbursements and other expenses reasonably incurred by Tenant in such subletting and customarily deducted in the case of subletting similar space in similar buildings in the City of New York. The sums payable under this Section shall be paid to Landlord as Additional Rent as and when payable by the sublessee to Tenant.

          8.08 Notwithstanding anything to the contrary set forth in this Article, if Landlord should have space in the Building available for the proposed subtenant or assignee, as the case may be, the proposed subtenant or assignee shall not then be a tenant, subtenant or assignee of any space in the Building, nor shall the proposed subtenant or assignee be a person or entity with whom Landlord is then negotiating to lease space in the building, unless such proposed subtenant or assignee was offered the aforesaid space by Landlord and rejected the same.

          8.09. If Landlord shall recover or come into possession of the Demised Premises before the Expiration Date, Landlord shall have the right (but not the obligation) to take over any sublease made by Tenant and to succeed to all rights of Tenant thereunder, Tenant hereby assigning (effective as of the date of Landlord's succession of Tenant's estate in the Demised Premises) such subleases as Landlord may elect to take over. Every subletting hereunder shall be subject to the condition that, from and after the termination of this Lease or re-entry by Landlord hereunder or other succession by Landlord to Tenant's estate in the Demised Premises, the subtenant under such sublease shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, shall be bound to Landlord for the balance of the term thereof and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not be
(a) liable for any previous act, omission or negligence of Tenant under such sublease, (b) subject to any counterclaim, defense or offset theretofore accruing to such subtenant against Tenant, (c) bound by any previous modification or amendment of such sublease made without Landlord's consent or by any previous prepayment of more than one month's rent and additional rent unless paid as provided in the sublease, or (d) obligated to perform any repairs or other work in the subleased space or the Building beyond Landlord's obligations under this Lease, and each subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence and confirm such attornment.

                                    ARTICLE 9

          Compliance with Laws and Requirement of public Authorities

          9.01 Tenant shall promptly notify Landlord of any written notice it receives of the violation of any law or requirement of any federal, state, municipal or other public authority, and at its expense Tenant shall comply with all laws and requirements of such public authorities which shall, with respect to the Building or the Demised Premises or the use and occupation thereof or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, or (iv) breach of any of Tenant's obligations hereunder.

          If Tenant, after giving notice in writing to Landlord, shall have satisfied Landlord as to Tenant's financial capacity, Tenant, at its sole cost and expense and, by appropriate proceedings prosecuted diligently and in good faith, may contest the validity or applicability to the Demised Premises of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, and Tenant need not comply with such law or requirement while such contest or proceeding is pending and unresolved, provided that:

                 (A) Landlord shall not be subject to any liability, civil or criminal, or to prosecution for a crime or otherwise, nor shall the Building or Demised Premises or any part thereof be subject to any lien, charge or liability of any kind or to being condemned or vacated, by reason of noncompliance with the law or requirement during the period of such contest or proceeding;

                 (B) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such noncompliance or contest, including, without limitation, reasonable attorneys' fees, court costs, fines and other expenses reasonably incurred by Landlord;

                 (C) Such noncompliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such noncompliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

                 (D) Tenant shall regularly keep Landlord advised as to the status of such contest or proceedings.

          Without limiting the application of Subsection (A) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection if Landlord, or any officer or agent or employee of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto. However, Landlord shall not be deemed to be subject to criminal penalty or prosecution for a crime solely by reason of the existence of a notice of violation of any of the health, building or labor laws or requirements of public authorities under any of such laws.

          9.02 Where a violation of a law or requirement described in Section
9.01 arises from a cause other than those specified in clauses (i) through (iv) of said Section 9.01, and where any structural change or other substantial change to or in connection with the Demised Premises is required by any law, ordinance, rule, order or regulation, the cost of which as estimated by Landlord would not exceed six (6) months' Fixed Rent payable under this Lease, Landlord shall effect such compliance. However, where such cost is estimated as exceeding that amount equal to six (6) monthly installments of Fixed Rent, Landlord shall have the option of making such change and paying the cost thereof, or of terminating this Lease and the Term and estate hereby granted by giving to Tenant not less than thirty (30) days' prior written notice of such termination; provided, however, that if within fifteen (15) days after the giving by Landlord of its notice of termination as aforesaid, Tenant shall give written notice to Landlord stating that Tenant elects to make such alteration at the expense of Tenant, then such notice of termination shall be ineffective provided that Tenant, at Tenant's expense, shall, concurrently with the giving of such notice to Landlord, execute and deliver to Landlord Tenant's written undertaking, with a surety and in form and substance satisfactory to Landlord, obligating Tenant promptly and duly to make such change in a manner satisfactory to Landlord and to save Landlord harmless from any and all costs, expenses, penalties and/or liabilities (including, but not limited to, accountants' and attorneys' fees) in connection therewith or by reason thereof; and Tenant covenants and agrees that, after so electing to make any such alteration, Tenant will, at Tenant's expense, and in compliance with all the covenants, agreements, terms, provisions and conditions of this Lease, make such change and Tenant, at Tenant's expense, will promptly and duly perform all covenants, conditions and provisions of such undertaking and that all such covenants, conditions and provisions of such undertaking shall be deemed to constitute covenants, conditions and provisions of this Lease to be kept or performed on the part of Tenant with the same force and effect as if the same had been set forth herein.

          In the event that a notice of termination shall be given by Landlord under the provisions of this Section 9.02 and such notice shall not become ineffective as hereinbefore provided, this Lease and the Term and estate hereby granted shall expire as of the date specified therefor in such notice with the same effect as if that were the Expiration Date, and the Fixed Rent and Additional Rent hereunder shall be apportioned as of such date of termination.

                                   ARTICLE 10

                                    Insurance

          10.01 Tenant shall not violate, or permit the violation of, any order, rule or regulation of the New York Board of Fire Underwriters, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting increased amount of premium as provided in Section 10.02) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to any liability or obligation under this Section by reason of the proper use of the Demised Premises for the purposes permitted by Article 2.

          10.02 If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shall be deemed to be Additional Rent and collectible as such.

          10.03 In the event that any dispute should arise between Landlord and Tenant concerning rates, a schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

          10.04 Tenant shall obtain and keep in full force and effect during the Term of this Lease at its own cost and expense comprehensive general liability insurance including contractual liability, such insurance to afford protection in an amount of not less than $3,000,000 combined single limit per occurrence for injury or death, and for damage to property, protecting Landlord and Tenant as insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof. Said insurance is to be written on a form reasonably satisfactory to Landlord by good and solvent insurance companies of recognized standing, admitted to do business in the State of New York which shall be reasonably satisfactory to Landlord. Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, make such payments, and in such latter event Tenant agrees to pay the amount thereof to Landlord on demand and said sum shall be deemed to be Additional Rent and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were Rent originally reserved hereunder. Tenant will use its best efforts to include in such public liability insurance policy a provision to the effect that same will be noncancellable except upon reasonable advance written notice to Landlord. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of Landlord during the Term. In addition to the foregoing, upon notice by Landlord, Tenant shall maintain such other insurance, and in such amounts, as shall then be customary for tenants in first class office buildings in midtown Manhattan. In the event Tenant shall fail to procure and place such insurance, Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were Additional Rent reserved hereunder.

          10.05 Each party agrees to use its best efforts to include in each of its insurance policies (insuring the Building and Landlord's property therein and rental value thereof, in the case of Landlord, and insuring Tenant's Property and business interest in the Demised Premises (business interruption insurance), in the case of Tenant, against loss, damage, or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (A) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (B) any other form of permission for the release of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional assured therein, and shall contain, if obtainable, agreements by the insurer that the policy will not be canceled without at least ten (10) days' prior notice to both assureds and that the act or omissions of one assured will not invalidate the policy as to the other assured. Any failure by Tenant, if named as an additional assured, promptly to endorse to the order of Landlord, without recourse, any instrument for the payment of money under or with respect to the policy of which Landlord is the owner or original or primary assured, shall be deemed a default under this Lease.

          10.06 Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Term and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional assured, as provided in Sections 10.04 and
10.05. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

          10.07 The waiver of subrogation or permission for release referred to in Section 10.05 shall extend to the agents of each party and its and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying, using or visiting the Demised Premises in accordance with the terms of this Lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 10.06 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Section 10.06 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of Rents provided for elsewhere in this Lease. Except as otherwise provided in Section 10.04, nothing contained in Sections 10.05 and 10.06 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance. However, each party shall advise the other, upon request, from time to time (but not more often than once a year) of all of the policies of insurance it is carrying of any of the kinds referred to in Section 10.05, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness. The insurance policies referred to in Sections 10.05 and 10.06 shall be deemed to include policies procured and maintained by a party for the benefit of its lessor, mortgagee or pledgee.

                                   ARTICLE 11

                              Rules and Regulation

          11.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit "B", and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and give notice of in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control.

          11.02 Notwithstanding anything to the contrary in any of the Rules and Regulations set forth in Exhibit "B",

                 (A) Tenant may bring into and keep in the Demised Premises such small quantities of inflammable or combustible objects or materials as are incidental to the use of the Demised Premises for the purposes permitted by
Article 2, but this shall not be deemed to relieve Tenant of responsibility to comply with all other obligations of this Lease that may be applicable to or result from the introduction or maintenance of such objects or materials in the Demised Premises, including but not limited to compliance with the provisions of Sections 10.01 and 10.02 hereof.

                 (B) Subject to the provisions of Paragraph 2.02(D), Landlord shall not unreasonably withhold its consent to the installation, maintenance and operation by Tenant in the Demised Premises of data processing machines, office duplicating machines, teletype machines and other business machines and machinery customarily used in offices in the ordinary course of business, provided, however, that Tenant shall comply with all other obligations of this Lease that may be applicable to or result from such installation, maintenance or operation.

                 (C) Landlord shall not unreasonably withhold from Tenant any approval provided for in the Rules and

Regulations. Tenant shall have the same right to contest any withholding of approval under the Rules and Regulations it considers unreasonable as is provided in Article 30 with respect to consents.

                 (D) Whenever Landlord shall claim by written notice to Tenant that Tenant is violating any of the provisions of the Rules and Regulations and Tenant shall in good faith dispute such claim by written notice given to Landlord within ten (10) days after service of Landlord's notice of the violation, the dispute shall be determined by informal arbitration pursuant to
Article 32.

                                   ARTICLE 12

                                Tenant's Changes

          12.01 Tenant may, at any time and from time to time during the Term of this Lease, at its sole expense, make alterations, additions, installations, substitutions, improvements, and decorations (hereinafter collectively called "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises, excluding structural changes, on the following conditions, and providing such changes will not result in a violation of or require a change in the Certificate of Occupancy applicable to the Demised
Premises:

                 (A) The outside appearance, character or use of the Building shall not be affected, and no Tenant's Changes shall weaken or impair the structural strength or, in the opinion of Landlord, lessen the value of the Building.

                 (B) No part of the Building outside of the Demised Premises shall be physically affected.

                 (C) The proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected.

                 (D) In performing the work involved in making the changes, Tenant shall be bound by and observe all of the conditions and covenants contained in the following Section of this Article.

                 (E) Tenant shall not be permitted to install and make part of the Demised Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages.

                 (F) At the Expiration Date, or the date of any earlier termination of this Lease, Tenant shall upon Landlord's written request restore the Demised Premises to their condition prior to the making of any changes permitted by this Article, reasonable wear and tear excepted.

          12.02 (A) Before proceeding with any change (exclusive of changes to items constituting "Tenant's Property" as defined in Article 13) Tenant shall submit to Landlord plans and specifications (including mechanical, electrical and plumbing drawings, if applicable) for the work to be done, for Landlord's written approval, which approval shall not be unreasonably withheld. If Landlord shall disapprove of any of Tenant's plans, Tenant shall be advised of the reasons of such disapproval. In any event, Tenant agrees to pay to Landlord, as Additional Rent, the reasonable cost of such review within forty-five (45) days of receipt of a written demand therefor from Landlord.

                 (B) If the proposed change requires approval by or notices to the lessor of a superior lease or the holder of a superior mortgage, no change shall be proceeded with until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or superior mortgage with respect to the proposed change or alteration have been met or complied with at Tenant's expense; and Landlord, if it approves the change, will request such approval or give such notice, as the case may be. Any change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.

                 (C) After Landlord's written approval has been sent to Tenant and the approval by or notice to the lessor of a superior lease or the holder of a superior mortgage has been received or given, as the case may be, Landlord shall deliver to Tenant a list of approved contractors to construct Tenant's Changes and Tenant shall designate in writing the contractor it selects to perform the Tenant's Changes. Tenant shall deliver to Landlord promptly upon execution thereof all agreements entered into with such contractors and, promptly upon receipt thereof, copies of all contracts, work orders, amendments, change orders, invoices, receipts and bills relating to the Tenant's Changes. Tenant's contractors shall obtain on behalf of Tenant and at Tenant's sole cost and expense, all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion. In the event Tenant shall request any changes in the work to be performed after the submission of the plans referred to in this Article, such additional changes shall be subject to the same approvals and notices as the changes initially submitted by Tenant.

                 (D) Tenant shall pay to Landlord as Additional Rent for services to be performed by Landlord in connection with Tenant's Changes, a fee equal to fifteen percent (15%) of the total cost of the Tenant's Changes, including painting; provided, however, that if Tenant shall only require painting of the Demised Premises during the Term of this Lease, Landlord's fee therefor shall be a sum equal to seven and five-tenths percent (7.5%) of the total cost of such painting.

          12.03 All Tenant's Changes shall at all times comply with laws, orders and regulations of governmental authorities having jurisdiction thereof, and all rules and regulations of Landlord, and Tenant shall cause Tenant's Changes to be performed in compliance therewith and with all applicable requirements of insurance bodies, and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Building. Tenant's Changes shall be performed in such manner as not to interfere with the occupancy of any other tenant in the Building nor delay or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and shall be performed by contractors or mechanics approved by Landlord and submitted to Tenant pursuant to Section 12.02(C). Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, of which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. No Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as such term is defined in Article 13), unless Landlord's prior written consent is first obtained and unless such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense and free of superior title, liens and claims with fixtures, equipment or other property (as the case may be) of like utility and at least equal value (which replaced fixture, equipment or other property shall thereupon become the property of Landlord), unless Landlord shall otherwise expressly consent in writing.

          12.04 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public authority having or asserting jurisdiction. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation provided the Tenant shall comply with the provisions of Section 9.01. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics and other liens in connection with Tenant's Changes, repairs or installations, including but not limited to the liens of any conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Demised Premises and against all costs, attorneys' fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon.

          Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within ten (10) days of the filing of such lien against the Demised Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord, in connection therewith, together with interest thereon at an annual rate of interest specified in Section 41.02 from the respective dates of Landlord's making of the payment or incurring of the cost and expense shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant on demand. If Tenant makes any such payment it shall not be entitled to any set-off against Rent due hereunder. Tenant agrees that it will not at any time prior to or during the Term, either directly or indirectly, use any contractors, labor or materials in the Demised Premises, if the use of such contractors, labor or materials would, in Landlord's opinion, create any difficulty with other contractors or labor engaged by Tenant or Landlord or others or would in any way disturb harmonious labor relations in the construction, maintenance or operation of the Building or any part thereof.

                                   ARTICLE 13

                                Tenant's Property

          13.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

          13.02 All counters, screens, grilles, railings, lighting fixtures, special cabinet work, other business and trade fixtures, and all other machines and equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to or defacement of the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are herein called "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any fixtures, equipment or other property which shall have been installed in the Demised Premises by or for the account of Tenant and for which Landlord shall have made a contribution or granted an allowance to Tenant, shall not be deemed to have been installed by or for the account of Tenant without expense to the Landlord and shall not be considered as Tenant's Property.

          13.03 Except as otherwise provided in Section 12.01(F), at or before the Expiration Date, or the date of any earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant shall remove, at its expense, from the Demised Premises all of Tenant's Property and shall repair any damage to the Demised Premises or the Building resulting from such removal, and shall pay all other costs of such removal.

          13.04 Any items of Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of ten (10) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability or liability whatsoever, in such manner as Landlord may see fit. Tenant agrees to reimburse Landlord for the costs of removal and for the cost of repairing any damage to the Building arising out of Tenant's failure to remove Tenant's Property pursuant to any request by Landlord so to do.

                                   ARTICLE 14

                             Repairs and Maintenance

          14.01 Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein, but Landlord shall make all repairs thereto, including structural repairs, as and when needed to preserve them in good working order and condition. However, Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance or existence of Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors; but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of Landlord's neglect or other fault of Landlord or its employees, agents or contractors.

          14.02 Landlord shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in good working order, condition and repair and shall make all repairs, structural and otherwise, interior or exterior, as and when needed in the Building, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease, and subject to all other provisions of this Lease, including but not limited to the provisions of Article 21.

          14.03 Except as expressly otherwise provided in this Lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord or any tenant making any repairs or changes or performing maintenance services, whether or not Landlord is required or permitted by this Lease or by law to make such repairs or changes or to perform such services in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demises Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner and to the extent practical as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 15

                                Electrical Energy

          15.01 Landlord shall furnish to Tenant on a "rent inclusion basis" alternating electrical energy through the transmission facilities installed by Landlord in the Building, to be used by Tenant in the Demised Premises in such reasonable quantities as may be required by Tenant for the operation of lighting fixtures and office equipment and machinery. The total charge for electrical energy in the sum of $6,472.50 (the "Electrical Energy Sum") is included in the Fixed Rent set forth in Section 1.04(A) of this Lease. Except as provided in
Section 15.02(D), the Electrical Energy Sum shall not be reduced below the amount set forth in this Section 15.01 but may be increased as hereinafter provided.

          15.02 (A) If the cost to Landlord of electricity shall be increased subsequent to the date of execution of this Lease by any change in Landlord's electric rate charges, fuel adjustment or service classifications, or by taxes or charges of any kind imposed thereon, or for any other reason, the Electrical Energy Sum reserved herein shall be changed in the same proportion to the increase in the cost of electricity to Landlord.

               (B) At any time after the Commencement Date, Landlord shall have the option, but not the obligation, to have a reputable independent electrical engineer selected by Landlord make a survey (a "Survey") of the electrical equipment, usage and power load to ascertain if the actual cost to Landlord of current electric consumption and demand in the Demised Premises exceeds the electrical energy sum set forth in Section 15.01 (or the Electrical Energy Sum as theretofore adjusted) and to calculate the increase in the Electrical Energy Sum, if any, to be made on the basis of the Survey.

               (C) Whenever at any time during the Term an adjustment in the Electrical Energy Sum shall be due by Landlord in accordance with the provisions of subsection (A) or (B) of this Section, Landlord shall furnish to Tenant a statement in writing of Landlord's determination of the amount of said adjustment in Fixed Rent and the basis for the computation of same. The amount of such adjustment in Fixed Rent, as specified in any such statement of Landlord, shall become binding upon the parties hereto unless, within thirty
(30) days after Landlord shall have furnished to Tenant such statement, Tenant notifies Landlord in writing that Tenant disputes the amount of such adjustment in Fixed Rent so determined by Landlord, in which event the amount of such adjustment in Fixed Rent shall, unless otherwise mutually agreed upon, be determined by informal arbitration in accordance with the provisions of Article
32. Pending the resolution of such dispute, Tenant shall pay to Landlord the amount of such adjustment in Fixed Rent specified in Landlord's statement. Any such adjustment in Fixed Rent shall become effective as of the effective date of any increase in the cost to Landlord of electricity, or as of the date of the making of a Survey.

               (D) Landlord, at any time, at its option and upon not less than thirty (30) days' prior written notice to Tenant, may discontinue the furnishing of electrical energy to the Demised Premises. In such case, Tenant shall contract for the supplying of such electrical energy with the public utility company supplying electrical energy to the Building and Landlord shall permit its wires, risers, conduits, feeders and switchboards, to the extent available, suitable and safely capable, to be used for the purpose of supplying such electrical energy; provided, however, that Tenant, at Tenant's cost and expense, shall furnish and install at such location in the Building as Landlord shall designate, and shall maintain and keep in repair, any such additional wires, risers, conduits, feeders, switchboards and metering equipment as shall be necessary for the purpose of supplying such electrical energy to Tenant or measuring Tenant's consumption of electrical energy so supplied to Tenant by said public utility company. In the event that Landlord shall exercise said option, the Fixed Rent payable under this Lease (including any adjustment therein pursuant to the Article) shall, effective as of the date of such discontinuance of Landlord's furnishing of electrical energy to the Demised Premises, be reduced by an amount equal to the Electrical Energy Sum (as same may have theretofore been adjusted in accordance with this Article)

               (E) Tenant's use of electrical energy shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. Tenant agrees that Tenant shall not make any alteration or addition to the wiring, outlets or other components of the electrical system of the Demised Premises or make any alteration or addition to the electrical equipment and/or appliances in the Demised Premises (except for ordinary lighting fixtures, typewriters and similar low current office equipment), without the prior written consent of Landlord in each instance. In the event that Tenant shall require additional electrical energy for use in the Demised Premises and if, in Landlord's sole judgment, Landlord's facilities are inadequate for such additional requirements, and if electrical energy for such additional requirements is available to Landlord, Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wires, risers, conduits, feeders and switchboards as may be reasonably required to supply such additional requirements of Tenant provided (1) that the same shall be permitted by applicable laws and not in violation of any insurance regulations or recommendations, (2) that, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building, and (3) that Tenant, at Tenant's sole expense, concurrently with the making of such written request, shall execute and deliver to Landlord Tenant's written undertaking, with a surety and in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any such additional wires, risers, conduits, feeders and/or switchboards.

               (F) Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term, either the quantity or character of electrical energy is changed or is no longer available for Tenant's requirements.

               (G) Landlord shall in no way be liable for any failure of or defect in the character or supply of electrical energy furnished to the Demised Premises.


                                   ARTICLE 16

                     Heat, Ventilation and Air-Conditioning

          16.01. Landlord has installed in the Demised Premises, and Tenant has inspected and accepted as satisfactory, the Building heating, ventilating and air-conditioning systems. Landlord, at its expense, shall maintain and operate such systems and shall furnish heat, ventilation and air-conditioning in the Demised Premises through such systems during regular business hours, but not before 9:00 A.M. or after 6:00 P.M. on business days (which term is used herein to mean all days except Saturdays, Sundays and the days observed by the federal or the New York State government as legal holidays), throughout the year. If Tenant shall require air-conditioning service or heating service at any other time (hereinafter called "after hours") Landlord shall furnish after hours air-conditioning service or heating service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand. If any of the other tenants of the Building shall request and receive after hours heating or air-conditioning service, pursuant to Landlord's obligation to provide the same to them, at the same time as Tenant, only that equitably prorated portion of such charge for such common service shall be charged to Tenant. If Tenant notifies Landlord reasonably in advance that the Demised Premises will be open for business on any Lincoln's Birthday, Columbus Day, Election Day or Veteran's' Day or on a Saturday, Landlord shall then provide at no additional costs to Tenant heating, ventilating or air-conditioning services on such holiday from 9:00 A.M. to 6:00 P.M., if weekdays, and from 9:00 AM. to 12:30 P.M. on Saturdays.

          16.02. Landlord will not be responsible for the failure of the air-conditioning system to perform in accordance with its usual standards of performance if such failure results from the occupancy of the Demised Premises with more than an average of one person for each 100 square feet or if the Tenant installs and operates machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds six (6) watts per square foot of floor area in any one room or other area. If due to use of the Demised Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Demised Premises, interference with normal operation of the air-conditioning in the Demised Premises results, necessitating changes in the air-conditioning system servicing the Demised Premises, such changes shall be made by Landlord upon written notice to Tenant at Tenant's sole cost and expense. Tenant agrees to lower and close window coverings when necessary because of the sun's position whenever the said air-conditioning system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the said air-conditioning system. Landlord, throughout the Term, shall have free and unrestricted access to any and all air-conditioning facilities in the Demised Premises. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive, any air-conditioning during any period wherein tenant shall be in default in any material provision of this Lease.


                                   ARTICLE 17

                            Landlord's Other Services

          17.01. Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floor on which the Demised Premises are situated during regular hours of business days, and shall have at least one passenger elevator subject to call at all other times. The elevators, or any of them, may be operated by automatic control and/or by manual control, as Landlord shall determine at any time or from time to time. Landlord shall not be obligated to furnish an operator for any automatic elevator and shall have no liability to Tenant for discontinuing the service of any operator theretofore furnished. If Tenant shall require Saturday or after hours service of freight elevators or the loading platform under such circumstances as, in Landlord's reasonable judgment, will require service or attention by Landlord's personnel, Tenant shall pay Landlord, on demand, a reasonable charge attributable to such service or attention.

          17.02. Provided that Tenant shall keep the Demised Premises in good order, Landlord, at its expense, shall cause the Demised Premises, including the exterior and the interior of the windows thereof (subject to Tenant maintaining unrestricted access to such windows), to be cleaned on business days, as defined in Section 16.01, in accordance with the standards set forth in Exhibit "C". Tenant will not clean, nor require, permit, suffer or allow any window in the premises to be cleaned from the outside. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (A) cleaning work in the Demised Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, service, or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring great or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by

Tenant or at its request (v) increases in frequency or scope in any of the items set forth in Exhibit "C" as shall have been requested by Tenant and (B) removal from the Demised Premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine of ordinary business office occupancy and (ii) all of the refuse and rubbish of Tenant's machines and the refuse and rubbish of any other eating facilities requiring special handling (known as "wet garbage"). Landlord and its cleaning contractor and their employees shall have after hours access to the Demised Premises and the use of Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises.

          17.03. Landlord, at its expense, shall furnish adequate hot and cold water to the floor(s) on which the Demised Premises are situated for drinking, lavatory, toilet, and ordinary cleaning purposes.

          17.04. Landlord shall use its best efforts to keep and maintain the public areas and the public facilities of the Building clean and in good order and the sidewalks adjoining the Building in good repair and free of accumulation of snow and ice or unlawful obstructions.

          17.05. Landlord, subject to its prior written approval and at Tenant's expense, and on Tenant's request, shall maintain listings on the Building directory of the names of Tenant, its organizational divisions and any other person or business entities lawfully occupying the Demised Premises or any part thereof, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's Proportionate Share of the space on the Building directory, the size of which shall be determined by Landlord. The listing of any name other than that of Tenant on the Building directory or on any of the doors of the Demised Premises shall not be deemed to vest in the person or entity so listed any right or interest in the Lease or in the Demised Premises or to constitute the consent of Landlord required under
Article 8, or a waiver thereof.

          17.06. Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this Lease, and without being in breach of any covenant of this Lease to stop, interrupt or suspend service of any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems advisable, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies or by reason of any other cause beyond Landlord's reasonable control, including Governmental restrictions on the use of materials or the use of any of the Building systems. In each instance Landlord shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Tenant reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage, and if any work is required to be performed in or about the Demised Premises for such purpose the provisions of
Section 14.03 shall apply. Tenant shall not be entitled to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of the interruption, stoppage or suspension of any of the Building systems or services arising out of the causes set forth in this Section.

                                   ARTICLE 18

           Access, Changes in Building Facilities, Name

          18.01. All walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

          18.02. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within or through the Demised Premises, or through the walls, columns and ceilings therein, provided that the installation work is performed at such times and by such methods as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises, or damage the appearance thereof, or reduce the floor area thereof by more than two percent (2%) (without an appropriate adjustment in rent) or materially affect Tenant's layout. Where access doors are required for mechanical trades in or adjacent to the Demised Premises, Landlord shall furnish and install such access doors and confine their location, wherever practical, to closets, coat rooms, toilet rooms, corridors and kitchen or pantry rooms. Landlord and Tenant shall cooperate with each other in the location of Landlord's and Tenant's facilities requiring such access doors.

          18.03. Landlord or Landlord's agents or employees shall have the right upon request made on reasonable advance notice to Tenant, or to an authorized employee of Tenant at the Demised Premises, to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (i) to examine the Demised Premises or to show them to the fee owners, lessors of superior leases, holders of mortgages, insurance carriers, or prospective purchasers, mortgagees or lessees of the Land or the Building, and
(ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or in or to the Building or its facilities as may be provided for by this Lease or as Landlord may deem necessary or as Landlord may be required to make by law or in order to repair and maintain the Building or its fixtures or facilities. Landlord shall be allowed to take all materials into and store upon the Demised Premises which may be required for such repairs, changes, repainting or maintenance. However, Landlord's rights under this Section shall be exercised in such manner as will not unreasonably interfere with Tenant's use and occupancy of the Demised Premises. Landlord, its agents or employees, shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof without notice at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

          18.04. During the period of eighteen (18) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants upon the same notice and subject to the same conditions as are provided in Section 18.03.

          18.05. Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the Fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable; provided that there be no unreasonably lengthy interference with the use of the Demised Premises in excess of two (2%) percent without an appropriate adjustment in Rents.

                 Landlord reserves the right to make such change or changes of name for the Building as it may deem appropriate during Tenant's occupancy, and Tenant agrees not to refer to the Building by any other name than (i) the General Motors Building or any subsequent name as selected by Landlord, or (ii) the postal address approved by the U.S. Post Office.

          18.06. Landlord may limit and restrict, as provided in the Rules and Regulations attached hereto as Exhibit "B", the means of access to the Demised Premises outside of normal business hours, so long as Tenant's employees and authorized agents have reasonable access to all parts of the Demised Premises. Tenant and its agents, employees and visitors shall be entitled to access from the Demised Premises to, and the right to use, the toilets, lavatories and powder rooms only on the floor on which the Demised Premises are located.

                                   ARTICLE 19

                       Shoring, Notice of Accidents, Etc.

          19.01. If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to the said vaults, Tenant, without liability on the part of Landlord therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work a license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding lands from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, if so requested by Tenant such entry shall be accomplished in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. The said license to enter shall be afforded by Tenant without any claim for damages or indemnity against Landlord and Tenant shall not be entitled to any diminution or abatement of Rent on account thereof.

          19.02. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises or the Building, (ii) all fires in the Demised Premises, (iii) all damages or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord's property, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises.

                                   ARTICLE 20

                        Non-Liability and Indemnification

          20.01. Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant, its employees, agents, contractors and licensees, and Tenant shall hold Landlord harmless for any injury or damage to Tenant or to any other person for any damage to, or loss (by theft or otherwise) of, any property of Tenant and/or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Landlord, its agents or employees without contributory negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as incident to the reasonable use of the Demised Premises for the purposes herein permitted, will be brought upon or be kept in the Demised Premises. Landlord shall not be liable in any event for loss of, or damage to, any property entrusted to any of Landlord's employees or agents by Tenant without Landlord's specific written consent. Without affecting the generality of the foregoing, if Landlord shall consent to the omission or removal of any part of, or the insertion of any door or other opening in, any wall separating the Demised Premises from adjoining space leased to another tenant, then (i) Tenant shall be responsible for all risk of damage to, or loss or theft of, property arising as a result of such omission or removal or the use of such door or other opening, or because of the existence thereof, and shall indemnify and save Landlord harmless from and against any claim, demand or action for, or on account of, any such loss, theft or damage, and (ii) in the event of the termination of this Lease or the lease of said other tenant, Landlord may enter the Demised Premises and Landlord, at Tenant's expense, may close up such door or other opening by erecting a wall to match the wall separating the Demised Premises from said adjoining space, and Tenant shall pay the reasonable cost thereof and Tenant shall not be entitled to any diminution or abatement of Rent or other compensation by reason thereof provided, however, that nothing herein contained shall be deemed to vest Tenant with any right or interest in, or with respect to, said adjoining space, or the use thereof, and Tenant hereby expressly waives any right to be made a party to, or to be served with process or other notice under or in connection with any proceeding or action which may be hereafter be instituted by Landlord for the recovery of the possession of said adjoining space.

          20.02. Tenant shall defend, indemnify and save harmless Landlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects' and attorneys fees, which may be imposed upon or incurred by or asserted against Landlord and/or its agents by reason of any of the following occurring during the Term:

               (A) any work or thing done in, on or about the Demised Premises or any part thereof by or at the instance of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees including, without limitation, the performance of Tenant's Changes;

               (B) any negligence or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

               (C) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof, or vault, passageway or space adjacent thereto; and

               (D) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

               In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall at Tenant's expense resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord shall not unreasonably withhold.

          20.03. Whenever either party shall be obligated under the terms of this Lease to indemnify the other party, the indemnifying party may select legal counsel (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and shall keep the indemnified party fully apprised at all times of the status of such defense. Legal counsel of the insurer for either party is hereby deemed satisfactory to both parties.

          20.04. Except as otherwise expressly provided herein, this Lease and the obligations of Tenant to pay Rent and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service, express or implied, to be supplied or is unable to make or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of any cause whatsoever beyond Landlord's reasonable control, including, but not limited to, Acts of God, strikes, labor troubles, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reasons of the conditions of supply and demand which have been or are affected by war, hostilities or other similar emergency; provided that Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible. However, nothing contained in this Section shall be deemed to extend or otherwise modify or affect any of the time limits and conditions set forth in Section 21.03.

          20.05. The provisions of this Article are intended to be cumulative to and shall not be deemed to supersede, limit or modify any of the other provisions of this Lease and the provisions of Sections 20.01 and 20.02 are likewise intended to be cumulative to each other and neither such Section shall be deemed to limit the other in any respect.

                                   ARTICLE 21

                              Destruction or Damage

          21.01. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty, then Landlord shall, subject to its rights under Section 21.03 hereof, repair the damage and restore and rebuild the Demised Premises and/or access thereto as nearly as may be reasonably practical to its condition and character immediately prior to such damage or destruction, with reasonable diligence after notice to it of the damage or destruction.

          21.02. If the Demised Premises and/or access thereto shall be partially or totally damaged or destroyed by fire or other casualty not attributable to the fault, negligence or misuse of the Demised Premises by Tenant, its agents or employees under the provisions of this Lease, the Rents shall be abated to the extent that the Demised Premises shall have been rendered untenantable from the date of such damage or destruction to the date the damage shall be substantially repaired or restored or rebuilt. Should Tenant reoccupy a portion of the Demised Premises during the period that the repair, restoration, or rebuilding is in progress and prior to the date that the same are made completely tenantable, Rents allocable to such portion shall be payable by Tenant from the date of such occupancy to the date the Demised Premises are made tenantable.

          21.03. In case of substantial damage or destruction of the Demised Premises, and if Landlord has not completed the making of the required repairs and restored and rebuilt the Demised Premises and/or access thereto within nine
(9) months from the date of such damage or destruction, and such additional time after such date (but in no event to exceed six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, Acts of God, or any other cause beyond Landlord's reasonable control, Tenant may serve notice on Landlord of its intention to terminate this Lease, and if within thirty (30) days thereafter Landlord shall not have completed the making of the required repairs and restored and rebuilt the Demised Premises, this Lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date.

               In case the Building shall be so damaged by such fire or other casualty that substantial renovation, reconstruction or demolition of the Building shall, in Landlord's opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the Term and estate hereby granted, by notifying Tenant in writing of such termination, within sixty (60) days after the date of such damage. If at any time prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 21.01, the holder of a superior mortgage or any person claiming under or through the holder of such superior mortgage takes possession of the Building through foreclosure or otherwise, such holder or person shall have a further period of sixty (60) days from the date of so taking possession to terminate this Lease by appropriate written notice to Tenant. In the event that such a notice of termination shall be given pursuant to either of the next two preceding sentences, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term, and Fixed Rent and Additional Rent due and to become due hereunder shall be apportioned as of such date if not earlier abated pursuant to Section 21.02. Nothing contained in this
Section 21.03 shall relieve Tenant from any liability to Landlord or to its insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

          21.04. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use commercially reasonable efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy.

          21.05. Landlord will not carry insurance of any kind on Tenant's Property, and, except as provided by law or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same.

          21.06. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

          21.07. Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant the abatement of Rents provided for in this Article shall not be effective to the extent of the uncollected insurance proceeds.

                                   ARTICLE 22

                                 Eminent Domain

          22.01. In the event that the Land, Building or any part thereof or the Demised Premises or any part thereof shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, Landlord shall be entitled to collect from any condemnor the entire award or awards that may be made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant, to be paid out as in this Article provided. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

          22.02. At any time during the Term if title to the whole or substantially all of the Land, Building and/or Demised Premises shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between any superior lessors and lessees and/or Landlord on the one hand and any governmental authority authorized to exercise such right on the other hand, this Lease shall terminate and expire on the date of such taking and Fixed Rent and Additional Rent provided to be paid by Tenant shall be apportioned and paid to the date of such taking. For the purposes of this Article, substantially all of the Land, Building and/or Demised Premises shall be deemed to have been taken if the remaining portion of such Land, Building or Demised Premises not so taken cannot reasonably or practicably be repaired or reconverted so as to permit the use thereof for substantially the same purposes for which such Land, Building or Demised Premises were used immediately prior to such taking.

          22.03. However, if substantially all of the Land or Building is not so taken and if only a part of the entire Demised

Premises shall be so taken, this Lease nevertheless shall continue in full force and effect, except that Tenant may elect to terminate this Lease if that portion of the Demised Premises then occupied by Tenant shall be reduced by more than twenty-five (25%). Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs later. Upon the giving of such notice by Tenant this Lease shall terminate on the date of service of Tenant's notice and Fixed Rent and Additional Rent due and to become due, shall be prorated and adjusted as of the date of the taking. If Tenant fails to give such notice upon such partial taking and this Lease continuing in force as to any part of the Demised Premises not taken, the Rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date Fixed Rent shall be reduced to the amount apportioned to the remainder of the Demised Premises and Additional Rent shall be payable or receivable pursuant to Articles 4 and 5 according to the rentable areas remaining.

          22.04. Notwithstanding the foregoing provisions of this Article and subject to the interests of any mortgagee or lessor or grantor under any mortgage or ground or underlying lease, Tenant shall be entitled to appear, claim, prove and receive in the proceedings relating to any taking mentioned in the preceding Sections of this Article, such portion of each award made therein as represents the then value of Tenant's Property.

          22.05. If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full Fixed Rent and Additional Rent when due. Notwithstanding the provisions of the two immediately preceding sentences, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Demised Premises shall be delivered forthwith to Landlord to be held by Landlord in trust for the making of payments by Tenant as provided in this Lease. The rights and interests of Landlord and Tenant to any award or awards received with respect to a condemnation for temporary use or occupancy shall be in all other respects governed by the provisions, limitations and conditions of Article 16.08 of the ground lease and of any references therein made, including provisions therein relating to the appointment of a trustee, and in the event of any conflict between the provisions, limitations and conditions of this Section and those of the said ground lease, the ground lease shall govern.

          22.06. If the temporary use of occupancy of all or any material part of the Demised Premises shall be lawfully taken by condemnation or in any other manner as hereinabove described at any time during the last three (3) years of the Term, either party may terminate this Lease by giving the other written notice to such effect within sixty (60) days after such taking and this Lease shall then expire on the effective date stated in such notice as if that were the Expiration Date but Fixed Rent and

Additional Rent shall be prorated and adjusted as of the date of such taking. In the event of such a termination, however, Tenant shall not be entitled to any award or share thereof made in condemnation, with the exception of any award to which Tenant shall be entitled pursuant to Section 22.04.

          22.07. In the event of any such taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of such taking of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially the same condition as they were in immediately prior to such taking to the extent that the same may be feasible, so as to constitute a tenantable Building and Demised Premises, provided that Landlord's liability under this Section shall be limited to the amount received by Landlord as an award arising out of such taking.

          22.08. If the grade of any street upon which the Land, Building or Demised Premises abuts shall be changed by any competent authority, this Lease shall nevertheless continue in full force and effect, and Landlord shall be entitled to collect from such authority the entire award that may be made in such proceedings. Tenant hereby expressly assigns to Landlord all of its rights, title and interest in or to every such award and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord.

          22.09. Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of Rents or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, Fixed Rent and Additional Rent hereunder shall be equitably adjusted according to the reduction in rentable area of the Demised Premises resulting from such taking.

          22.10. In the event that there shall be any dispute between Landlord and Tenant arising out of the provisions of this Article, such dispute shall be settled by informal arbitration pursuant to Article 32 hereof.


                                   ARTICLE 23

                                    Surrender

          23.01. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other insured casualty, and Tenant shall remove Tenant's Property subject to the provisions of Article 13 hereof.

          23.02 If at any time during the last month of the Term of this Lease, Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises, Landlord may, and Tenant irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Demised Premises, without diminution or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect on this Lease, except that Tenant shall not be responsible for occurrences in the Demised Premises after vacating the same if Landlord exercises such license.

          23.03 Tenant agrees it shall indemnify and save Landlord harmless against all costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises upon expiration or sooner termination of the Term of this Lease, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Demised Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord within two (2) days after the date of the expiration or sooner termination of the Term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or sooner termination of the Term of this Lease, a sum equal to three (3) times the average Fixed Rent and Additional Rent which was payable per month under this Lease during the six
(6) month period preceding such expiration or termination of the Term of this Lease. The aforesaid obligations shall survive the expiration of sooner termination of the Term of this Lease.

                                   ARTICLE 24

                            Conditions of Limitation

          24.01. This Lease and the Term and estate hereby granted are subject inter alia to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency is filed against Tenant, or whenever a petition shall be filed by or against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or whenever a permanent or temporary receiver of Tenant or of or for the property of Tenant shall be appointed, or if Tenant shall plead bankruptcy or insolvency as a defense in any action or proceeding then, Landlord, (A) at any time after receipt of notice of the occurrence of any such event, or (B) if such event or act occurs without the acquiescence of Tenant, at any time after the event or act continues for thirty
(30) days, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the service of such notice of intention, and upon expiration of said five (5) day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 26.

          24.02. This Lease and the Term and estate hereby granted are subject to the further limitation that

               (A) whenever Tenant shall default in the payment of any installment of Fixed Rent or Additional Rent, on any day upon which the same shall be due and payable and such default shall continue for ten (10) days after Landlord shall have given Tenant notice of such default, or

               (B) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 9.01) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not duly institute within such fifteen (15) day period and promptly and diligently prosecute to completion all steps necessary to remedy the same, or

               (C) whenever any event shall occur or any contingency shall arise whereby this Lease or any interest herein or the estate hereby granted or any portion thereof or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 8, or

               (D) whenever Tenant shall abandon the Demised Premises, or a substantial portion of the Demised Premises shall remain vacant for a period of ten (10) consecutive days, unless such vacancy arises as a result of a casualty, then in any such event at any time thereafter, Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 26.

                                   ARTICLE 25

                    Re-entry by Landlord, Default Provisions

          25.01. If this Lease shall terminate for any reason whatsoever, Landlord or Landlord's agents and employees may without further notice immediately or at any time thereafter enter upon and re-enter the Demised Premises, or any part thereof, and possess or repossess itself thereof either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, and may dispossess and remove Tenant and all other persons and property from the Demised Premises without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises and the right to receive all rental income again as and of its first estate and interest therein. The words "enter" or "re-enter", "possess" or "repossess" as herein used, are not restricted to their technical legal meaning. In the event of any termination of this Lease under the provisions of Article 24 or re-entry under this Article or in the event of the termination of this Lease, or of re-entry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement or by force or otherwise by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord Fixed Rent and Additional Rent due up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

          25.02. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

          25.03. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

          25.04. If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.

                                   ARTICLE 26

                                     Damages

          26.01. If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 25, or in the event of the termination of this Lease, or of re-entry by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law, or by agreement, or by force or otherwise, by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

               (A) on demand, a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the excess of (1) the aggregate of Fixed Rent and Additional Rent payable hereunder which would have been payable by Tenant (conclusively presuming Additional Rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Demised Premises, over (2) the aggregate rental value (calculated as of the date of such termination or re-entry) of the Demised Premises for the same period, or

               (B) sums equal to Fixed Rent and Additional Rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable quarterly but otherwise upon the terms therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises or any portion or portions thereof during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises or any portion or portions thereof for new tenants, brokers' commissions, advertising expenses, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining Term but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment shall be made of the rents received from reletting and of the expenses of reletting.

               If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value of the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord, however, shall in no event and in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof or for failure to collect any rent due upon any such reletting.

          26.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder or otherwise on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in
Section 26.01.

                                   ARTICLE 27

                                     Waivers

          27.01. Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege so far as is permitted by law, which they or any of them might have under or by reason of any present or future law,
(i) to the service of any notice of intention to re-enter, (ii) to any and all right of redemption or re-entry or repossession in case Tenant shall be dispossessed or ejected by process of law or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease as herein provided, or (iii) to any notice and/or delay in levy of execution in case of an eviction or dispossession of tenant for nonpayment of rent.

          27.02. In the event that Tenant is in arrears in payment of Fixed Rent or Additional Rent or any other sums due hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited. In the event Landlord commences any summary proceeding or other action for non-payment of Rent, Tenant covenants and agrees that it will not interpose any counterclaim of whatsoever nature or description in any such proceeding.

          27.03. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Demised Premises, or any emergency or other statutory remedy with respect thereto.

                                   ARTICLE 26

                        No Other Waivers or Modifications

          28.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, or to perform any act or fail to perform any act, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The manner of enforcement or the failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted against the Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against which enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

          28.02. The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

               (A) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of Tenant's property in connection with such subletting.

               (B) The receipt or acceptance by Landlord of Rents with knowledge of breach by Tenant of any term, agreement, covenant, condition or obligation of this Lease shall not be deemed a waiver of such breach.

               (C) No payment by Tenant or receipt by Landlord of a lesser amount than the correct Fixed Rent or Additional Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

               (D) If, in connection with obtaining, continuing or renewing financing for which the Building, Land or the leasehold or any interest therein represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto.

                                   ARTICLE 29

                            Curing Tenant's Defaults

          29.01. If Tenant shall default in the performance of any covenant, agreement, term, provision or condition herein contained, or if Landlord shall incur any liability, loss, cost or expense on behalf of Tenant or for which Landlord shall otherwise be entitled to reimbursement by Tenant, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, [and may apply or retain the whole or any part of the Security Deposit (hereinafter defined) or present the LC (hereinafter defined) for payment and apply or retain the whole or any part of the proceeds, thereof, as the case may be,] without notice in a case of emergency and in any other case if such default continues after three (3) days from the date of the giving by Landlord to Tenant of written notice of intention so to do. Bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, expenses and disbursements, including (without being limited to) counsel fees, incurred in collecting or endeavoring to collect Fixed Rent, Additional Rent or other charges or any part thereof or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water, ice, drinking water, drinking cups, towel and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services incurred under Articles 16 and 17 hereof and any charges for other services incurred by Tenant under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable by Tenant in accordance with the terms of said bills and if not paid when due, the amounts thereof shall immediately become due and payable as Additional Rent under this Lease together with interest thereon as provided for in Section 41.02 hereof. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, wherever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord therefor.

                                   ARTICLE 30

                                    Consents

          30.01. It is hereby agreed that the provisions of this Article shall apply only in cases where either party hereto shall have specifically agreed not to unreasonably withhold its consent or approval as provided in this Lease.

          30.02. Wherever it is provided that consent or approval is not to be unreasonably withheld, such consent or approval (hereinafter referred to collectively as "consent") shall also not be unreasonably delayed. If a party considers that the other party has unreasonably withheld or delayed a consent it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty (20) days after making its request for the consent, and within ten
(10) days after giving the first mentioned notice may submit the question of whether the withholding or delaying of such consent is unreasonable to determination by informal arbitration in the manner provided in Article 32 or formal arbitration in the manner provided in Article 33, as such aggrieved party may elect. A consent shall not be deemed to have been unreasonably withheld or delayed unless the aggrieved party complies with the foregoing procedure and a final determination to the effect that such consent was unreasonably withheld or delayed shall have resulted from the arbitration proceeding. In the event of such determination the requested consent shall be deemed to have been granted; however, the party who shall have refused or failed to give such consent shall not have any liability therefor to the other party. The sole remedy for an unreasonable withholding or delaying of consent by either party shall be as provided in this Section and no other.

                                   ARTICLE 31

                                     Notices

          31.01. Any notice, statement, demand, request or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the address hereinabove set forth (except that after the date hereof, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and shall be deemed to have been given, rendered or made on the day so mailed, unless mailed outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the expiration of five (5) business days after mailing. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.

          31.02. However, notices requesting after hours service pursuant to Sections 16.01 and 17.01 may be given, provided they are in writing, by delivery to the Building Superintendent or any other person in the Building designated by Landlord to receive such notices, and notice of fire, accident or other emergency shall be given by telegram or by personal delivery of written notice to that address designated for this purpose from time to time by the respective parties hereto.

          31.03. Whenever either party shall consist of more than one person or entity, any notice, statement, demand, or other communication required or permitted to be given, rendered or made to or by, and any payment to be made to such party, shall be deemed duly given, rendered, made or paid if addressed to or by (or in the case of payment by check to the order of) any one of such persons or entities who shall be designated from time to time as the authorized representative of such party. Such party shall promptly notify the other of the identity of such person or entity who is so to act on behalf of all persons and entities then comprising such party and of all changes in such identity.

                                   ARTICLE 32

                              Informal Arbitration

          32.01. The parties hereto shall not have been deemed to have agreed to determination of any dispute arising out of this Lease by informal arbitration unless determination in such manner shall have been specifically and unequivocally provided for in this Lease and in no other case or cases.

          32.02. Every dispute between the parties which is specifically provided in this Lease to be determined by informal arbitration shall be submitted to the Chairman of the Board of Directors of the Management Division of the Real Estate Board of New York, Inc., for determination by him or by such other impartial person or persons as he may designate, and such determination, when made and rendered to the parties in writing, shall be final and conclusive on the parties Such submission may be made by either party on notice to the other and the other party may then present its statement of the matter in dispute (if different than the first party's statement) to such arbitrator, with a copy of such statement and upon notice to the first party.

The expenses of such informal arbitration shall be borne by the parties equally. Judgment may be entered on the determination and award made on such informal arbitration in any court of competent jurisdiction and may be enforced in accordance with the laws of the State of New York.

          32.03. If at the time such dispute is to be submitted for informal arbitration said Chairman is unable or unavailable to act, or the office of said Chairman shall not exist, the dispute shall be submitted to such officer of the Real Estate Board of New York, Inc., as shall then be exercising the functions of said Chairman or functions similar thereto; or if no such officer is then exercising such functions, the dispute shall be submitted to the President, or other officer then acting as chief executive officer of the Real Estate Board of New York, Inc. If, at the time such dispute is to be submitted, the Real Estate Board of New York, Inc. shall be out of existence, the dispute shall be submitted to a like officer exercising like functions or authority in any successor or other organization then devoted to purposes and having standing similar to said Real Estate Board of New York, Inc.

          32.04. If, at the time such dispute is to be submitted, neither the Real Estate Board of New York, Inc. nor any such successor or similar organization shall exist, or if at such time the appropriate officer or officers of the Real Estate Board of New York, Inc. or of such successor or similar organization contemplated by Section 32.03 shall be unwilling or unable to accept the submission, or if despite diligent efforts made in good faith by either party, the arbitrator is not appointed or does not commence hearing the matter within thirty (30) days after the service of a notice of the submission on the other party, or if the arbitrator to whom the matter is submitted shall fail to render his decision to the parties in writing within sixty (60) days after the service of said notice, then in any such event, either party, if the event shall not be due to its neglect or other fault, shall have the right to have the matter in dispute determined by formal arbitration provided in Article 33.

          32.05. Notwithstanding anything to the contrary provided elsewhere in this Lease, either party may elect, in the manner provided in this Section, to have determined by formal arbitration pursuant to Article 33 any dispute which would otherwise be determinable by informal arbitration pursuant to the preceding Sections of this Article. Such election may be exercised by either party giving the other party a notice (as provided for in Section 33.03) requesting formal arbitration of the matter in dispute which shall include an express statement of the election, with express reference to this Section. Such notice containing such election may be given by the party first requesting a determination of such matter by arbitration or by the party receiving a notice of submission to informal arbitration (pursuant to Section 32.02) provided, in the latter instance, the notice for formal arbitration containing such election is given within ten (10) days after receipt of the notice of submission to informal arbitration.

                                   ARTICLE 33

                               Formal Arbitration

          33.01. The parties hereto shall not have been deemed to have agreed to determination of any dispute arising out of this Lease by formal arbitration unless determination in such manner shall have been specifically and unequivocably provided for in this Lease and in no other case or cases.

          33.02 Every dispute between the parties which is expressly provided in this Lease to be determined by formal arbitration shall be resolved in the manner provided in this Article.

          33.03. The party requesting formal arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as an arbitrator on its behalf. Within ten (10) days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within the time above specified, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. If, within twenty (20) days after the second arbitrator is appointed, the two arbitrators shall not have determined the dispute, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within thirty (30) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) days. If the parties do not so agree, then either party on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within ten (10) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court in the County of New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said court) for the appointment of such third arbitrator, and the other party shall not raise any questions to such court's full power and jurisdiction to entertain the application and make the appointment. Each arbitrator chosen or appointed pursuant to this Section shall be a disinterested person having at least ten (10) years experience in the County of New York in a calling connected with the dispute.

          33.04. The arbitration shall be conducted by the three arbitrators appointed in accordance with the provisions hereof and, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto in the City and County of New York). The arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator or fifteen (15) days after the final hearing of the arbitrators, whichever is later. Such decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be entered on the determination and award made by arbitrators in any court of competent jurisdiction and may be enforced in accordance with the laws of the State of New York.

          33.05. If for any reason whatsoever the written decision and award of the arbitrators shall not be rendered within the time limits set forth in
Section 33.04, either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this Lease.

          33.06. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts and presentation of proof.

          33.07. Notwithstanding anything to the contrary elsewhere provided in this Lease, if the subject matter of a dispute which is provided in this Lease to be determined by arbitration (whether informal or formal) is one which would directly affect the liability of an insurer under any of the policies of insurance referred to in Sections 10.05 and 10.06, and the party which is the insured under such policy so notifies the other party, then unless such insurer gives its written consent to the determination of such matter by arbitration pursuant to the provisions of this Lease, the dispute shall not be determined by arbitration and the parties shall be left to such other remedies as they may have.

                                   ARTICLE 34

                              Estoppel Certificate

          34.01. Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days' prior notice, to execute and deliver without cost or expense to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which Fixed Rent and Additional Rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon by any other person with whom Landlord may be dealing.

                                   ARTICLE 35

            No Other Representations, Construction, Governing Law

          35.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made and executed between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease.

          35.02. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

          35.03. This Lease shall be governed in all respects by the laws of the State of New York.

                                   ARTICLE 36

                                  Parties Bound

          36.01. The obligations of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article, and such transferee, by accepting such interest, shall be deemed to have assumed such obligations except only as may be expressly otherwise provided elsewhere in this Lease. A lease of Landlord's entire interest in the Building as owner or lessee thereof shall be deemed a transfer within the meaning of this Article 36.

          36.02. Tenant shall look solely to the estate and interest of Landlord, its successors and assigns in, to and under the ground lease and the Building, or the proceeds thereof, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 37

                      Certain Definitions and Constructions

          37.01. For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

               (A) (i) The term "ground lease" means a certain Agreement of Modification of Lease dated July 16, 1965, between The Equitable Life Assurance Society of the United States, as lessor, and Savoy Fifth Avenue Corporation, as lessee, and recorded in the Office of the Register of the City of New York, for the County of New York, in Liber 5344, Cp. 298, the lessor's interest in which is presently held by Longstreet Associates L.P. and the lessee's interest in which is presently held by Landlord.

                    (ii) The term "mortgage" shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term "mortgagee" shall include such a trustee.

               (B) The terms "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to".

               (C) The term "obligations of this Lease" and words of like import, shall mean the covenants to pay Fixed Rent and Additional Rent under this Lease and all of the other covenants and conditions contained in this Lease. Any provision in this Lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

               (D) The term "Tenant's obligations hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this Lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this Lease shall be construed as "performance and observance". Tenant's obligations hereunder shall be construed in every instance as conditions as well as covenants.

               (E) Reference to Tenant being or not being "in default hereunder", or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 24.01 has occurred and continues or has not occurred or does not continue, as the case may be.

               (F) References to Landlord as having "no liability to Tenant" or being "without liability to Tenant", shall mean that Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of Rent, or be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises.

               (G) The term "laws and/or requirement of public authorities" and words of like import shall mean laws and ordinances of any or all of the federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other public or quasi-public authorities, having jurisdiction over the Building and/or Demised Premises, and/or the direction of any public officer pursuant to law.

               (H) The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

               (I) The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition, and the term "untenantable" shall be deemed to include being inaccessible.

               (J) Reference to "termination of this Lease" includes expiration or earlier termination of the Term or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, the Term and estate granted by this Lease shall end at noon of the date of termination as if such date were the Expiration Date and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

               (K) The term "in full force and effect" when herein used in reference to this Lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this Lease), as would entitle Landlord in either such instance to terminate this Lease or to dispossess Tenant.

               (L) The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, when Tenant herein named or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this Lease, and also if Tenant is not an individual or corporation, all of the individuals, firms and/or corporations or other entities comprising Tenant.

               (M) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

               (N) The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

               (0) All references in this Lease to numbered Articles, numbered Sections and Subsections and lettered Exhibits are references to Article and Sections and Subsections of this Lease, and Exhibits annexed to (and thereby made part of) this Lease, as the case may be, unless expressly otherwise designated in the context.

          37.02. The various terms which are defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meaning specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

          37.03. The Article headings in this Lease and the Index prefixed to this Lease are inserted only as a matter of convenience of reference, and are not to be given any effect whatsoever in construing this Lease.

                                   ARTICLE 38

                            Vaults, Vault Space. Etc.

          38.01. No vaults, vault space or other space not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this Lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all other space not within the property line of the Building, which Tenant may be permitted to use and/or occupy, are to be used and/or occupied under a license revocable by Landlord at will and on ten (10) days notice to Tenant, and if any such license be revoked by Landlord, or if the amount of any such vaults, vault space or other space be diminished or required by any federal, state or municipal authority or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. If any such license shall be revoked by Landlord, Tenant shall, at its sole cost and expense, do and perform all such work as may be necessary to comply with any order revoking the same. Any fee, tax or charge of municipal authorities for any such vault, vault space or other space shall be paid by Tenant, and Tenant shall only be permitted to use and/or occupy such space subject to such laws, permits, orders, rules and regulations as may be imposed by appropriate governmental authorities with respect thereto.

                                   ARTICLE 39

                                    Brokerage

          39.01. Tenant represents and warrants that it has dealt only with Corporate Property Investors ("CPI"), in the negotiation of this Lease and Tenant does hereby indemnify and agree to hold Landlord harmless of and from any liability, claim, damage, cost or expense (including, without limitation, attorneys' fees) arising out of or in connection with claims for commissions made against Landlord by any broker, finder, or like agent who claims to have dealt with Tenant in connection with this Lease other than CPI. Landlord will compensate CPI pursuant to separate agreements between CPI and Landlord.

                                   ARTICLE 40

                          Failure to Deliver Possession

          40.01. If Landlord is unable to give possession of the Demised Premises on the Commencement Date, because of the holding over or retention of possession of any tenant, undertenant or occupants, because a certificate of occupancy has not been procured, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the Term, but the Rents payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession), for the period of time after the Commencement Date that Landlord is delayed in delivering possession of Demised

Premises to Tenant. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.


                                   ARTICLE 41

                                  Miscellaneous

          41.01. This Lease does not constitute an offer to lease the Demised Premises to Tenant and Tenant shall have no rights with respect to the leasing of the Demised Premises unless and until Landlord, in its sole and unreviewable discretion, elects to be bound hereby by executing and unconditionally delivering to Tenant an original counterpart hereof.

          41.02. In every case in which Tenant is required by the terms of this Lease to pay to Landlord a sum of money, and payment is not made within ten (10) days after the same shall become due, interest shall be payable on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid. Such interest shall be at an annual rate of interest one percentage (1%) point higher than the prime lending rate of Chemical Bank, New York, New York.

                                   ARTICLE 42

                           Tenant's Termination Option

          42.01. Tenant shall have the option to cancel and terminate this Lease, effective as of the last day of any calendar month occurring after January, 1998 (such date is herein referred to as the "Early Termination Date"), by written notice ("Tenant's Termination Notice"), delivered to Landlord no later than three (3) months prior to such Early Termination Date. Upon timely delivery of Tenant's Termination Notice, this Lease will expire on the Early Termination Date as if such date were the Expiration Date set forth in the Lease, and Tenant shall vacate the Demised Premises on or before the Early Termination Date leaving the same in the condition otherwise required upon the expiration or sooner termination of this Lease.

          42.02. The effectiveness of the foregoing option is expressly conditioned upon there not being any uncured default by Tenant under this Lease, beyond notice and the expiration of any applicable cure period, at the time of the exercise of said option and at the time of termination (unless Landlord, in its sole discretion, elects to waive such condition).

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers and their corporate seals to be hereunto affixed the day and year first above written.

                               LONGSTREET ASSOCIATES LP.
                                A New York limited Partnership


                               By:  CPI-767 Corporation, a
                                      General Partner


                               By: /s/ CPI-767 Corporation
                                  -----------------------------


                               RSL COM U S A., INC.


                               By /s/ Itzhak Fisher
                                  -----------------------------

                                   EXHIBIT "A"

                                   FLOOR PLAN

                                  EXHIBIT "A"

                                  [FLOOR PLAN]

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

          1. The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for purposes other than ingress and egress to and from the Demised Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Demised Premises.

          2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Demised Premises, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

          3. No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or so as to be visible from the outside of the Demised Premises or the Building. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expenses incurred in such removal to the tenant or tenants violating this rule. Interior signs and lettering on doors and directory tablet shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

          4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.

          5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

          6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be repaired at the expense of the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

          7. Except with respect to Tenant's Changes to be performed to initially prepare the Demised Premises for Tenant's occupancy, no tenant shall mark or in any way deface any part of the Demised Premises or the Building. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

          8. No bicycles, vehicles, animals, fish or birds or any kind shall be brought into or kept in or about the premises.

          9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the Demised Premises by Tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

          10. Tenant, its servants, employees, agents, visitors or licensees, shall not at any time bring or keep upon the Demised Premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials except subject to the provisions of Section 11.02(a) of the foregoing Lease.

          11. Except in those areas designated by Tenant as "security areas", additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

          12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Building under the provisions of this Rule 12 or of Rule 16 hereof.

          13. Tenant shall not occupy or permit any portion of the Demised Premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale or beer, wine or liquor (except as permitted under Section 2.02(B) of the Lease), narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Demised Premises, except those actually working for Tenant on the Demised Premises, nor advertise for laborers giving an address at the Demised Premises. Tenant shall not use the Demised Premises or any part thereof, or permit the Demised Premises or any part thereof to be used, for manufacturing, or for the sale at auction of merchandise, goods or property of any kind.

          14. Tenant shall not obtain, purchase or accept for use in the Demised Premises ice, drinking water, food or beverage (it being understood that Tenant and its employees shall have the right to have food and beverages delivered to the Demised Premises by outside services), towel, barbering, boot blacking, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are not excessive. Such services shall be furnished only at such hours, in such places within the Demised Premises, and under such regulations as may be fixed by Landlord. Tenant shall not purchase or contract for waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electric fixtures, removal of garbage or towel service in the Demised Premises except from contractors, companies or persons approved by the Landlord.

          15. Landlord shall have the right to prohibit any identifying sign by any tenant which in Landlord's judgment tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising, or identifying sign.

          16. Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons who do not present a pass to the Building signed by Landlord. All persons entering and/or leaving the Building during hours other than Business Hours may be required to sign a register. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom such tenant requests such pass and shall be liable to Landlord for all acts or omissions of such persons.

          17. Tenant, before closing and leaving the Demised Premises at any time, shall see that all lights are turned out. All entrance doors in the Demised Premises shall be left locked by Tenant when the Demised Premises are not in use. Entrance doors shall not be left open at any time.

          18. Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the Demised Premises and while making repairs or alterations in the Demised Premises.

          19. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

          20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

          21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

          22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require. No hand trucks shall be used in passenger elevators, and no such passenger elevators shall be used for the moving, delivery or receipt of the aforementioned articles.

          23. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Demised Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Demised Premises except as is expressly permitted in the foregoing Lease.

          24. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the Demised Premises.

          25. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

                                   EXHIBIT "C"

                             CLEANING SPECIFICATIONS

Office Areas - Nightly:

          All linoleum, rubber, asphalt tile and other types of flooring (that may be waxed or treated) to be swept nightly, using approved dust-down preparation; wash such flooring once a month.

          Carpet sweep carpeted areas and rugs four nights each week, and vacuum clean once each week, moving light furniture other than desks, file cabinets, etc.

          Sweep private stairways; wash as necessary.

          Empty and clean wastepaper baskets, ash trays, receptacles, etc; damp dust as necessary and insert protective paper liners, if provided or required.

          Empty and clean all ash trays and screen all sand urns nightly.

          Remove wastepaper and waste materials to a designated area in the Demised Premises, using special janitor carriages. Waste or rubbish bags are supplied by the building.

          Dust and wipe furniture, fixtures, desk equipment, displays, telephones and window sills with impregnated cloths.

          Damp wipe window sill coves where condensation occurs; dust as necessary.

          Dust baseboards, chair rails, trim, louvers, pictures, charts, etc.; within reach.

          Wash drinking fountains and coolers.

          Keep locker and service closet rooms in clean and orderly condition.

Lavatories - Nightly:

          Sweep and wash flooring with approved germicidal detergent solution, using spray tank method.

          Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

          Wash both sides of toilet seats; wash basins, bowls and urinals with approved germicidal detergent solution.

          Hand dust and clean partitions, tile walls, dispensers and receptacles, washing where necessary.

          Fill toilet tissue holders (tissue to be furnished by Landlord).

          Empty sanitary disposal receptacles.

          If directed by Tenant, fill soap dispensers and paper towels dispensers (soap and paper towels to be furnished by Tenant at Tenant's expense)

          Empty paper towels receptacles, and transport wastepaper from the demised premises.

Entrance Lobbies and Plaza - Nightly:


          Sweep and wash flooring.

          Wash floor mats.

          Clean cigarette urns and replace sand or water as necessary.

          Properly maintain floors of elevator cars. If carpeted, spots are removed as possible and shampooed as necessary.

          Dust and rub down elevator doors.

          Dust and rub down mail chutes, mail depository, etc.

          Dust and rub down walls, metal work and saddles in elevator cabs.

          Keep escalators in clean and polished condition.

          Dust walls up to 12 feet and keep free of fingermarks, smudges, etc.

Office Areas - Periodic Cleaning:

          Wipe clear all brass hardware and brass fixtures and other bright work nightly.

          Remove all scuffs and fingermarks from doors. Clean and polish herculite doors in reception areas.

          Hand dust all doors and other ventilating louvers within reach, as necessary.

          On multiple tenancy floors, dust and clean electric fixtures and any other fittings in public corridors as necessary.

Lavatories - Periodic Cleaning:

          Machine scrub flooring with approved germicidal detergent solution as necessary.

          Wash partitions, tile walls and enamel surfaces with approved germicidal detergent solution not less than once every two weeks - more often if necessary.

          Dust exterior of lighting fixtures once each month.

          High dust once each month.


Entrance Lobbies and Plaza - Periodic Cleaning:

          Machine scrub plaza and sidewalk areas as often as necessary, using approved cleansers, rinse with clear water.

          Clean lights, globes and fixtures as necessary.

          Dust down walls once each month.

          Rub down metal and other high level bright work as necessary.

Office Areas - High Dusting and Cleaning:

          High dust once every three months which includes:

          Dust pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

          Dust vertical surfaces such as walls, partitions, ventilating louvers and other surfaces not reached in nightly cleaning.

          Dust exterior of lighting fixtures.

          Dust overhead pipes, sprinklers, etc.

          Dust window frames.

General Services - Duties of Porters and Matrons:

          Necessary regular porters will be assigned to the building for the following services:

          Service all public and operating space throughout the building.

          Check condition of elevator cars during the day.

          Dust and rub down all elevator doors, frames, telephone booths, directory, etc., daily.

          Sweep sidewalks and ramp daily

          Hose sidewalks each morning, weather permitting.

          Remove snow when necessary.

          Lay and remove lobby rubber runners as necessary.

          Insert toilet tissue in lavatories (tissues to be furnished by Landlord).

          Keep fan rooms, motor rooms and air conditioning rooms in clean condition.

          Check condition of staircases during the day.

          Maintain exterior marble; exterior metal work along with metal in building entrance doors and store front trim. To clean stand-pipes and sprinkler siamese connections and hose bibs.

          Matrons will be assigned to the building in order to service all ladies rooms during the day. Matron will insert tissue (tissue to be furnished by Landlord). Matron will also service sanitary napkin coin dispensers.

Window Cleaning:

          Clean windows, inside, not less than eight times per annum.

          Clean interior glass and a normal amount of partition glass, glass doors and fan lights approximately once every five weeks.

          Clean entrance doors daily.

          Clean lobby glass daily.

          Clean directory glass daily.

          Clean mail chute glass as necessary.